Exhibit 99.3

ECO BUILDING PRODUCTS, INC.
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

As adopted on July 2, 2015

I. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Eco Building Products, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements

The Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to the compensation and benefits of executive officers and directors of the Company. In carrying out these responsibilities, the Committee shall review all components of executive officer and director compensation for consistency with the Company’s compensation philosophy and with the interests of the Company’s stockholders.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee, and shall be comprised of at least two Board members, each of whom must be determined by the Board to be “independent” under the rules of the NASDAQ Stock Market (“NASDAQ”), including the additional independence requirements applicable to members of the Committee, and applicable law. In addition, no director may serve on the Committee unless he or she is both (1) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. A Board member shall not serve on this Committee if any executive officer of the Company serves on the board of directors of an entity that employs such Board member as an executive officer.

Each member of the Committee shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation, removal or death. Any member of the Committee may be removed or replaced by the Board on the recommendation of the Nominating and Corporate Governance Committee. Unless a chairperson is elected by the full Board, the members of the Committee may designate a chairperson by majority vote of the full Committee membership. The chairperson shall preside at all regular meetings of the Committee and set the agenda for each Committee meeting.

In fulfilling its responsibilities, the Committee shall, to the extent permitted by law, be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Committee comprised of one or more members of the Committee.

The Committee shall have the authority to retain or obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have sole authority to retain, oversee the work of, and terminate any compensation consultant, legal counsel or other advisor to be used to assist in the performance of the Committee’s duties, and shall have sole authority to approve the fees and other retention terms of such consultant, legal counsel or advisor. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of reasonable compensation to a compensation consultant, legal counsel or other advisor engaged by the Committee to assist the Committee in performing its duties hereunder. Prior to selecting, or receiving advice from, any consultant, counsel or advisor, the Committee shall consider the independence of such advisor based on the independence factors listed in NASDAQ Rule 5605(d)(3); provided, however, that the Committee shall not be prohibited from obtaining advice from advisors that it determines are not independent.

III. MEETINGS

The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, but not less frequently than two times per year, and may meet with management or individual directors at such time as it deems appropriate to discuss any matters before the Committee. The Committee may request that any employee of the Company attend any of its meetings or meet with any Committee member or consultant. The Committee shall meet at least annually with the Company’s Chief Executive Officer and such other senior executives as the Committee deems appropriate; provided, that the Chief Executive Officer may not be present during deliberations or voting regarding his or her compensation. The Committee shall meet periodically in executive sessions without the presence of management.

Formal actions to be taken by the Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Committee members present (in person or by telephone conference call) at a meeting at which a quorum is present. A quorum shall consist of at least a majority of the members of the Committee. Any actions taken by the Committee during any period in which one or more of the members fail for any reason to meet the membership requirements set forth above shall still constitute duly authorized actions of the Committee for all corporate purposes. The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties hereunder, the Committee shall have the following authority and responsibilities, subject to such modification and additional authority as the Board may approve from time to time:

1. Periodically review and advise the Board concerning the Company’s overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends.

2. Identify any peer group of companies to be used for comparison purposes in connection with any review of executive officer compensation.

3. Take any and all actions which may be taken by the Board with respect to fixing the compensation level of officers and employees of the Company, including but not limited to the development of compensation policies and practices that will attract and retain the highest quality executives, that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Company’s progress.

4. Review and approve corporate and individual performance goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, make recommendations to the Board regarding the Chief Executive Officer’s compensation and determine and approve the Chief Executive Officer’s compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites) based on this evaluation. The Chief Executive Officer may not be present during such review or deliberations.

5. Review and approve corporate and individual performance goals and objectives relevant to the compensation of all other executive officers, make recommendations to the Board regarding all other executive officer compensation and determine bases for and determine and approve the compensation for other executive officers (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites) based on this evaluation.

6. Make recommendations to the Board regarding director compensation.

7. Review and approve the terms of any commission plans for the Company’s sales personnel.

8. Make recommendations to the Board regarding the establishment and terms of the Company’s incentive compensation plans and equity compensation plans, and administer such plans.

9. Make and approve grants of options and other equity awards to all executive officers and directors under the Company’s compensation plans.

10. Make and approve grants of options and other equity awards to all other eligible individuals.

11. Review and approve compensation-related matters outside the ordinary course, including but not limited to employment contracts, change-in-control provisions, severance arrangements and material amendments thereto.

12. Review and discuss with management the disclosures regarding executive compensation to be included in the Company’s public filings or stockholder reports.

13. Review and discuss with management the risks associated with the Company’s compensation policies.

14. Prepare an annual report on executive compensation, including a Compensation Discussion and Analysis, for inclusion in the Company’s proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations of the Securities and Exchange Commission, if necessary.

15. Based upon its review and discussion with management, recommend to the Board whether disclosures regarding executive compensation should be included in the Company’s proxy statement, Form 10-K or information statement, as applicable.

16. Monitor the Company’s compliance with applicable laws, regulations and rules relating to compensation arrangements for directors and executive officers.

17. Report to the Board on the Committee’s activities on a regular basis.

18. Recommend to the Board stock ownership guidelines for the Company’s executive officers and non-employee directors if the Committee deems such guidelines appropriate, and periodically assess such guidelines and recommend revisions, as appropriate.

19. Review and make recommendations to the Board regarding stockholder proposals related to compensation matters.

20. Review and evaluate annually the compensation practices, policies, plans and arrangements for the Company’s executive officers and employees to ensure that such practices, policies, plans and arrangements do not encourage unnecessary and excessive risk and are not likely to have a material adverse effect on the Company.

21. After identifying and assessing such compensation arrangements, recommend and advise the Board on the actions necessary to limit the risks resulting from the compensation arrangement which are reasonably likely to have a material adverse effect on the Company.

22. Perform any other activities consistent with this Charter, the Company’s bylaws (as the same may be amended from time to time) and governing law, as the Committee or the Board deems necessary or appropriate.

V. ANNUAL REVIEW

The Committee shall review and reassess the adequacy of this Charter at least annually. The Committee shall also review on at least an annual basis the scope of responsibilities of the Committee and the Committee’s performance of its duties. Any proposed changes to this Charter or the scope of the Committee’s responsibilities, where indicated, shall be referred to the Board for appropriate action.